Exhibit 10.20
SECOND AMENDMENT TO LEASE
THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is made as of December 30, 2019 (the “Effective Date”), by and between MENLO PARK PORTFOLIO II, LLC, a Delaware limited liability company (“Lessor”) and PACIFIC BIOSCIENCES OF CALIFORNIA, INC., a Delaware corporation (“Lessee”).
RECITALS
A.    Lessor and Lessee entered into that certain Lease, dated as of July 22, 2015, as amended by that certain First Amendment to Lease, dated as of December 23, 2016 and that certain Commencement Date Memorandum, dated December 23, 2016 (collectively, the “Lease”), pertaining to the premises located at 1315 O’Brien Drive, Menlo Park, California (the “Premises”).
B.    Lessor and Lessee desire to amend the Lease as set forth herein. Unless otherwise defined herein, all capitalized terms in this Amendment shall have the same meaning ascribed to them in the Lease.
TERMS AND CONDITIONS
In consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:
1.Lessee’s Pro Rata Share of Operating Expenses and Park Expenses. From and after the Effective Date, Lessee’s Pro Rata Share of Operating Expenses appearing in Paragraph 6(a) of the Lease is hereby revised and thereafter shall be equal to Eighty-Two and Seventy-Six hundredths percent (82.76%). From and after the Effective Date, Lessee’s Pro Rata Share of Park Expenses appearing in Paragraph 6(a) of the Lease is hereby revised and thereafter shall be equal to Twenty-Three and Seventy-Five hundredths percent (23.75%). The Pro Rata Share of Park Expenses (23.75%) is comprised of the following (the Cost Pools): Security Service = 15.48%; Amenities Service = 21.14%; Landscape Service = 7.51%. The foregoing Pro Rata Share figures shall be applicable during the entire Lease Term (including prior years). Lessee’s Pro Rata Share of Park Expenses shall only be subject to adjustment if a new building is constructed on the Property or any other new building is constructed or parcel added to the Menlo Business Park, in which event Lessee’s Pro Rate Share of Park Expenses will be adjusted in a fair and reasonable manner if and when such new building is constructed on the Property or any other new building is constructed or parcel added to the Menlo Business Park.
2.Lessee’s Pro Rata Share of Taxes. Effective as of January 1, 2017, Lessee’s Pro Rata Share of the Taxes appearing in Paragraph 6(a) of the Lease is hereby revised and shall be equal to Eighty-Two and Seventy-Six hundredths percent (82.76%).
3.Final Resolution for Period Prior to December 31, 2018. As a result of the adjustment to Lessee’s Pro Rata Share of Operating Expenses and Lessee’s Pro Rata Share of Park Expenses, as set forth in Section 1 above, Lessee shall receive a credit in the amount of (a) Ninety Nine Thousand Three Hundred Eighty Three and 69/100 Dollars ($99,383.69) and (b) Eighty Ninety Thousand Two Hundred Forty Two and 11/100 Dollars ($89,242.11), respectively, which amounts shall be credited against payments of Additional Rent next due hereunder. Additionally, as a result of the adjustment to Lessee’s Pro Rata Share of the Taxes as set forth in Section 2 above, Lessee shall receive a credit in the amount of Two Hundred Twelve Thousand One Hundred Sixteen and 58/100 Dollars ($212,116.58), which amount shall be credited against payments of Additional Rent next due hereunder. Lessor and Lessee agree that there shall be no further credits, payments, adjustments or reconciliations for Operating Expenses, Park Expenses or Taxes related to any period prior to December 31, 2018, other than as expressly set forth in this Section 3.
4.Credit. Commencing as of January 1, 2020 and continuing during the initial term of the Lease, Lessee shall receive a credit in the amount of Ten Thousand and 00/100 Dollars ($10,000.00) per month (the “Monthly Credit”) towards Lessee’s obligation to pay Lessee’s Pro Rata Share of Operating Expenses, Park Expenses and Taxes as set forth in Paragraph 6 of the Lease. The Operating Statement provided by Lessor to Lessee pursuant to Paragraph 6(e) shall include a line item for the total Monthly Credit applicable to each calendar year of the initial term.
5.Parking. The first sentence of Paragraph 29 is hereby deleted in its entirety and replaced with the following language,
“Lessee shall have the right to use Four Hundred Twenty-Five (425) parking spaces at no additional cost to Lessee during the initial term of the Lease, in the parking area for the Building or nearby parking areas in Menlo Business Park, subject to such rules and regulations for such parking facilities which may be established or altered by Lessor at any time from time to time during the Lease Term; provided, however, that if Lessor builds a parking structure in the Menlo Business Park during the Lease Term (the “Parking Structure”), Lessor shall grant to Lessee the non-exclusive use of One Hundred (100) unreserved on-site vehicular parking spaces within such structure at no additional base rent to Lessee for the initial Term of the Lease; provided, however, that the parties agree and acknowledge that the Lessee’s Pro-Rata Share of Operating Expenses, Taxes or Park Expenses shall be adjusted in a fair and reasonable manner if and when the Parking Structure is built to include the costs, taxes or expenses related to the Parking Structure (provided, that, in no event shall Operating Expenses, Taxes or Park Expenses include costs, taxes or expenses related to the intial design, construction or replacement of the Parking Structure) and such adjustments would be finalized upon completion of the Parking Structure using the following % calculations:
Parking Structure Operating Expense Percentage: Lessee parking spaces /total number of parking spaces in the Parking Structure. Sample calculation based on current estimated number of Parking Structure spaces: 100/689 = 14.51%
Taxes: final cost to build Lessee’s 100 spaces/final assessors value of entire project including the Parking structure and building, future TI’s and land. Sample calculation based on current estimates: $6,634,300 / ($127,096,170 + $39,000,000 + $7,300,000) = 3.83%.
6.Continuing Effect. All of the terms and conditions of the Lease shall remain in full force and effect, as the Lease is amended by this Amendment.
7.Conflicts. If any provision of this Amendment conflicts with the Lease, the provisions of this Amendment shall control.
8.Warranty of Authority. Each party represents and warrants to the other that the person signing this Amendment is duly and validly authorized to do so on behalf of the entity it purports to so bind, and if such party is a limited liability company or a corporation, that such limited liability company or corporation has full right and authority to enter into this Amendment and to perform all of its obligations hereunder and that it has obtained all necessary consents and approvals to enter into this Amendment.
9.Effectiveness. No binding agreement between the parties pursuant hereto shall arise or become effective until this Amendment has been duly executed by both Lessor and Lessee and a fully executed copy of this Amendment has been delivered to both Lessor and Lessee. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same Amendment.
10.Governing Law. This Amendment is governed by the Electronic Signatures in Global and National Commerce Act (15 U.S.C. §§ 7001 et seq.) and the laws of the State of California without regard to its conflicts of law rules.
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IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Amendment as of the date first set forth above.

“Lessor”
MENLO PARK PORTFOLIO II, LLC,
a Delaware limited liability company

By:    GAVI PREHC HC, LLC,
    a Delaware limited liability company
    Its: Co-Managing Member

By:    PRINCIPAL REAL ESTATE INVESTORS, LLC,
    a Delaware limited liability company, authorized signatory

By: /s/ Jeffrey D. Uittenbogaard
Name: Jeffrey D. Uittenbogaard
Title: Investment Director Asset Management

By: TPI INVESTORS 11, LLC, a California limited liability company

        By: TARLTON PROPERTIES, INC., a California corporation
        Its: Managing Member

         By: /s/ Ronald W. Krietemeyer
                                    Name: Ronald W. Krietemeyer
                                    Title: Chief Operating Officer

“Lessee”

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.,
a Delaware corporation

By: /s/ Ben Gong
Printed Name: Ben Gong
Its: VP, Finance